UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2005

STRATEX NETWORKS, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	0-15895	77-0016028
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Rose Orchard Way, San Jose, CA 95134

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 943-0777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 3, 2005, Stratex Networks filed an amendment (“Amendment”) to its 2005 Proxy Statement previously filed with the Securities and Exchange Commission. The 2005 Proxy Statement erroneously identified audit fees incurred due to Sarbanes-Oxley Section 404 testing as “all other fees” separate and distinct from audit fees. The Amendment reclassifies these fees as “audit fees”.

Page 18 of the 2005 Proxy Statement, as amended, reads:

Audit Fees Billed to the Company by Deloitte & Touche LLP for the Fiscal Year Ended March 31, 2005 are as follows:

	2005	2004
Audit Fees (1)	$1,235,390	$414,098
Tax Fees (2)	344,538	303,076
All Other Fees (3)	57,325	67,270

Total Fees for Services Provided	$1,637,253	$784,444

(1)	Audit Fees were for professional services rendered for the audit of the Company’s annual financial statements, Sarbanes-Oxley Section 404 testing, and the reviews of the financial statements, included in the Company’s forms 10-Q for that fiscal year. Audit fees also include those fees billed for services rendered for accounting consultations, issuance of consents, completion of statutory audits and services associated with SEC registration statements, and periodic reports.
(2)	Tax Fees were for services related to tax compliance, tax advice and tax planning services.
(3)	All Other Fees were for consultations related to the Company’s follow-on stock offering in September 2004.

The Audit Committee reviews and approves the independent accountants’ annual audit plan and any subsequent engagements. The committee requires that all significant audit and permissible non-audit services be submitted to it for review and approval in advance

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEX NETWORKS, INC.
Date: August 5, 2005

	By:	/s/ Carl Thomsen

Carl Thomsen
Chief Financial Officer